Exhibit 99.1

HOWARD HUGHES HOLDINGS INC. ANNOUNCES APPOINTMENT OF
DANA HAMILTON TO BOARD OF DIRECTORS

THE WOODLANDS, Texas (June 18, 2023) - Howard Hughes Holdings Inc. (NYSE: HHH) announced today the appointment of Dana Hamilton to the company’s Board of Directors. Ms. Hamilton is a veteran C-suite executive with a track record of growing successful real estate operating and investment companies and using data analytics and technology to drive performance-enhancing organizational and industry change.

“Dana’s senior leadership experience building large businesses in the apartment and single-family rental industries brings a valuable asset to Howard Hughes as the company continues to expand within these market sectors to meet the growing demand for housing solutions,” said Scot Sellers, Chairman of the Board of Howard Hughes. “With her proven track record of innovation and value creation, Dana is an excellent addition to the HHH board.”

Ms. Hamilton recently retired from Pretium, where she was a Senior Managing Director and Head of Real Estate, where she oversaw more than $30 billion in real estate assets and chaired the company’s Real Estate Investment Committee. She spent nearly 20 years at Archstone, one of the largest apartment companies in the U.S. and Europe, where as President of European Operations she established a highly effective fund and asset management platform introducing technology, innovation and customer focus to a German residential industry that had been largely static for more than 40 years. Over the course of her career, Ms. Hamilton has worked closely with institutional investors and financial institutions worldwide to fund the growth and development of high-quality homes and communities.

Ms. Hamilton is a long-time public company board member with committee experience that includes Executive, Nominating and Government, and Audit and Risk Management. She recently joined the board of Opendoor, the nation’s largest e-commerce platform for residential real estate. As a member of the board of Life Storage, Inc., Ms. Hamilton helped guide the company during a period of significant growth, transformation and shareholder value creation.

“As we accelerate the development pipeline across our portfolio and focus on the considerable opportunities for value creation within our communities, Dana’s extensive experience driving growth and expansion within our industry will be a tremendous resource and we are thrilled to welcome her to Howard Hughes,” said David R. O’Reilly, Chief Executive Officer of Howard Hughes.

Ms. Hamilton earned a BA in Public Policy from Stanford University and an MBA in Real Estate and Finance from the Haas School of Business at the University of California at Berkeley. She is also a graduate of Harvard Business School’s Presidents’ Program.

About Howard Hughes Holdings Inc.
Howard Hughes Holdings Inc. owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York City; Downtown Columbia® in Maryland; The Woodlands®, Bridgeland® and The Woodlands Hills® in the Greater Houston, Texas area; Summerlin® in Las Vegas; Ward Village® in Honolulu, Hawaiʻi; and Teravalis™ in the Greater Phoenix, Arizona area. The Howard Hughes portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement
Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in Howard Hughes Holdings Inc.’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. Howard Hughes Holdings Inc. cautions you not to place undue reliance on the forward-looking statements contained in this release. Howard Hughes Holdings Inc. does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Contacts:

Howard Hughes Holdings Inc.

Cristina Carlson, 646-822-6910

Senior Vice President, Head of Corporate Communications

cristina.carlson@howardhughes.com

Investor Relations Contact

Howard Hughes Holdings Inc.

Eric Holcomb, 281-475-2144

Senior Vice President, Investor Relations

eric.holcomb@howardhughes.com